SECOND AMENDMENT TO RESTRICTED STOCK AGREEMENT
                  (Under The Connecticut Natural Gas Corporation
                         Executive Restricted Stock Plan)


         THIS SECOND AMENDMENT TO RESTRICTED STOCK AGREEMENT, dated as of the _____ day of ________________________, 1995, is made and entered into by and between Connecticut Natural Gas Corporation, a Connecticut corporation whose principal executive offices are located in Hartford, Connecticut (the "Corporation") and ______________________________ (the "Participant").

                               W I T N E S S E T H:


         WHEREAS, the Corporation maintains a restricted stock plan known as the Connecticut Natural Gas Corporation Executive Restricted Stock Plan (the "Plan"); and

         WHEREAS, the Participant is a key executive of the Corporation or a Subsidiary and has been granted an Award of Restricted Shares under the Plan; and

         WHEREAS, the terms and conditions of such Award are set forth in a Restricted Stock Agreement (the "Agreement") between the Corporation and the Participant dated as of the first day of October, 1993; and

         WHEREAS, the Corporation and the Participant entered into a first amendment to the Agreement dated July 1, 1994; and

         WHEREAS, the Participant and the Corporation wish to further amend the Agreement in certain respects; and

         WHEREAS, any capitalized terms not otherwise defined in this Agreement shall have the meanings that have been ascribed to them in the Plan and the original award agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

         1. VESTING PROVISIONS. The second sentence of Section 5(c), shall be deleted in its entirety and the following inserted in its place:

         "For purposes of this Agreement, a "Change of Control" shall mean: (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange
         Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either 1) the then outstanding shares of common stock of the Corporation (the "Outstanding Common Stock") or 2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of
         Control: 1) any acquisition directly from the Corporation, 2) any acquisition by the Corporation, 3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by


         the Corporation or 4) any acquisition by any corporation pursuant to a transaction which complies with clauses 1), 2) and 3) of subsection (iii) of this Section 5(c); or (ii) individuals who, as of the date hereof, constitute the board of directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least a majority of the board of directors of the Corporation (the "Board"); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, 1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, 2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and 3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (iv) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation."

         2. EFFECTIVE DATE. This Amendment shall be effective as of the date hereof and shall apply to all Restricted Stock Awards to the


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   Participant governed by the Restricted Stock Agreement that are not vested as of the date hereof.

         3. ONGOING FORCE AND EFFECT. Except as expressly provided for herein, all of the terms and conditions of the 1990 Agreement and all amendments thereto, shall remain unmodified and in full force and effect in accordance with their terms.

         IN WITNESS WHEREOF, Connecticut Natural Gas Corporation has caused this Second Amendment to be executed in its corporate name, and the Participant has hereunto set his hand and seal effective as of the day and year first above written.


                                      CONNECTICUT NATURAL GAS CORPORATION,
                                      A Connecticut Corporation


                                      By ________________________________


                                      PARTICIPANT


                                      ___________________________________


































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